EXHIBIT 99.2
EMPLOYMENT AGREEMENT
THIS AGREEMENT is made as of the ___ day of March, 2008, by and between Minrad International, Inc., a Delaware corporation, with an office at 50 Cobham Drive, Orchard Park, NY 14127 (the “Corporation”) and David DiGiacinto residing at 135 E. Wall Street, Bethlehem, PA 18018-6125 (the “Executive”).
Introductory Statement. The Corporation desires to employ the Executive, who is currently a member of the Board of Directors of the Corporation (the “Board”), as the President and Chief Operating Officer of the Corporation, and the Executive desires to accept such employment, upon the terms and conditions contained in this Agreement.
NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement the parties agree as follows:
1.0 Term of Employment. Subject to the terms and conditions set forth in this Agreement:
1.1 The Corporation shall employ the Executive as an executive officer of the Corporation for the period beginning on the date of this Agreement and continuing until March 31, 2010 or until earlier terminated as provided in this Agreement. The Executive will initially be the President and Chief Operating Officer of the Corporation, and also the President and Chief Operating Officer of Minrad, Inc. As of January 1, 2009, the Executive will become the Chief Executive Officer.
1.2 During the term hereof, the Corporation will nominate the Executive to serve as a director of the Corporation (which position is subject to election by the stockholders of the Corporation).
2.0 Duties. Subject to the terms and conditions set forth in this Agreement, the Executive, while serving as President and the Chief Operating Officer of the Corporation, will be in full charge of the day-to-day operations of its business and affairs. When the Executive becomes the Chief Executive Officer, he will also have all of the duties that such office normally entails. While serving in each capacity, the Executive will be subject to the provisions of the by-laws of the Corporation and shall also perform such duties and as the Board shall, from time to time, reasonably direct (consistent with the executive nature and scope of the Executive’s employment). The Executive’s principal office will be at the Corporation’s Bethlehem facility but he will spend such time as necessary at the Corporation’s headquarters in Orchard Park, New York.
The Executive shall perform his duties and discharge his responsibilities in a faithful manner and to the best of his ability. Except for the matters described on Schedule A attached to and made a part of this Agreement or unless otherwise agreed upon by the Corporation and the Executive, the Executive shall devote substantially all of his business time and attention to the performance of the duties called for by this Agreement. The Executive shall not serve as a director of any other business corporation or entity (except as set forth on Schedule A) without the prior written consent of the Board.
The Board reserves the right from time to time to assign to the Executive additional duties and responsibilities and to delegate to other executives of the Corporation duties and responsibilities normally discharged by the Executive.
3.0 Compensation. So long as the Executive is employed by the Corporation:
3.1 The Executive shall receive an annual base salary of $225,000 (“Base Salary”) payable bi-weekly or otherwise in accordance with the Corporation’s normal pay periods.
3.2 For fiscal years 2008 and 2009, the Executive shall be entitled to a bonus for each fiscal year of the Corporation during which the Executive is employed and, subject to Articles 5.0, 6.0 and 6.1-6.5 hereof, any part thereof, based on corporate and individual performance targets and milestones to be mutually determined by the Executive and the Compensation Committee of the Board within 45 days after the date of this Agreement, providing for a maximum bonus amount of 50% of the Base Salary.
3.3 The Executive will be granted options to purchase shares of the Corporation’s common stock as set forth and subject to the conditions provided for in Schedule B attached to and made a part of this Agreement.
3.4 The Corporation shall deduct or withhold from all payments made to the Executive pursuant to this Agreement all amounts which may be required to be deducted or withheld under any applicable law now in effect or which may become effective during the term of this Agreement (including but not limited to Social Security contributions and income tax withholdings).
3.5 The Executive shall be entitled to participate in the Corporation’s medical plans, life insurance program and qualified retirement plan or plans, if any, adopted by the Board for the executive officers of the Corporation, to the extent legally permitted and as such plan or plans may be amended from time to time.
3.6 The Executive shall receive such other fringe benefits, if any, authorized from time to time by the Board in its sole discretion.
3.7 The Executive will be entitled to receive increases in Base Salary, from time to time, in the same amount, if any, that the CFO’s base salary may be increased (if it is). The determination of the amount of such increases in compensation, if any, and the time and method of payment of such increases shall be in the sole discretion of the Board.
3.8 Vacations. The Executive shall be entitled to take four (4) weeks of vacation per year on a non-cumulative basis, provided, that in the event of termination of this Agreement pursuant to Articles 5.0, 6.0-6.2 and 6.4, that such vacation period shall be deemed fully accrued for the year in which such event occurs.

4.0 Reimbursement for Expenses. The Corporation shall reimburse the Executive for expenses which the Executive may from time to time reasonably incur on behalf of and at the request of the Corporation in the performance of his responsibilities and duties under this Agreement, provided that the Executive shall be required to account to the Corporation for such expenses in the manner prescribed by the Corporation. With respect to out-of-pocket expenses for travel to Buffalo, they shall be covered as provided in the prior sentence; with respect to lodging while in the Buffalo area, the Executive shall propose a monthly allowance to cover such item, including the costs of a health club membership and an apartment, together with documentation evidencing the Executive’s proposed arrangements; such allowance is subject to a review (biannual) by and the reasonable approval of the Executive Committee of the Board.
5.0 Termination of Employment by Reason of Death. If the Executive dies during the term of this Agreement, this Agreement shall terminate automatically as of the date of his death, and the Corporation shall pay to the Executive’s legal representatives the following:
(a) The Executive’s base salary through the end of the month in which death occurs together with any unpaid bonus for a prior fiscal year. These payments will be made as soon as practicable following the Executive’s termination of employment, but in any event no later than three (3) months following such termination occurs.
(b) A prorated portion of any unpaid bonus payable under Section 3.2 or Section 3.3, or otherwise approved by the Board, for the fiscal year in which termination occurs (determined by multiplying the bonus for the fiscal year in which termination occurs by a fraction, the numerator of which is the number of whole or partial months in such fiscal year during which this Agreement was in effect and the denominator of which is twelve (12).
(c) The Executive’s accrued vacation for the year of termination, as provided under Section 3.8, and any fringe benefits accrued through the date of termination, together with any reimbursable expenses accrued and owing to the Executive with respect to his employment prior to termination (the amount provided for in clauses (b) and (c) being the “Accrued Obligations”).
All vested stock options shall be transferred to the Executive’s legal representatives.
6.0 Termination of Employment by Reason of Disability. If the Executive shall become temporarily disabled during the term of this Agreement, all of the Executive’s rights under this Agreement shall continue until such time as the Executive either returns to work or is deemed “permanently disabled” (defined below).
6.1 If the Executive shall be deemed permanently disabled, the Executive’s employment shall automatically terminate at the end of the month in which it is determined that the Executive has a permanent disability. Upon such termination, the Corporation shall pay the Executive (or his legal representatives) as if the Executive were terminated pursuant to Article 5.0. During the period of permanent disability the Executive shall be entitled to receive any benefits payable under the Corporation’s disability insurance program.
6.2 The Executive shall be deemed “permanently disabled” for purposes of this Agreement if:

(a) in the opinion of the Board, the Executive is unable to render full-time service to the Corporation pursuant to the terms of this Agreement for six consecutive months; or
(b) in the opinion of the Board, the Executive is unable to render full-time service to the Corporation pursuant to the terms of this Agreement for nine months out of any twelve consecutive month period; or
(c) in the opinion of a physician mutually selected by the Corporation and the Executive or selected in accordance with the provisions of this Section 6.2, the Executive is permanently unable to render full-time service to the Corporation under this Agreement.
If the Corporation and the Executive are unable to mutually agree upon the selection of a physician under “(c)” above within 30 days of either party requesting the other to so agree, each party shall select a physician and the two physicians so selected shall promptly select a third physician who shall make such determination.
6.3 Termination of Employment for Cause. The Corporation may immediately terminate the Executive’s employment in the event that the Executive shall do or cause to be done any act which constitutes cause (as hereinafter defined) for termination. For purposes of this Agreement, “cause” shall be deemed to mean and include: (i) a material breach by the Executive of this Agreement; (ii) conduct determined by the Board to constitute a failure or refusal by the Executive to faithfully and diligently perform his duties under this Agreement, including but not limited to gross negligence or willful misconduct in the performance of his duties; (iii) dishonesty to the Corporation; (iv) conviction of a crime in any court which could have the effect of causing the termination or suspension of any license which the Corporation holds, or conviction of a felony; or (v) excessive absenteeism not related to disability. If the Executive’s employment is terminated by the Corporation for cause, the Corporation’s only obligation shall be to pay the Executive (a) his base salary and fringe benefits through the effective date of termination together with any unpaid bonus for a prior fiscal year, plus (b) any reimbursable expenses that have not been paid as of the date of such termination. All amounts payable under this Section will be paid as soon as practicable following the Executive’s termination of employment, but in any event no later than the date that is 2 1/2 months following the close of the calendar year in which the termination occurs. Nothing contained in this Article 6.0 shall in any way waive, restrict or prejudice the Corporation’s rights and remedies in equity and at law against the Executive with respect to the matter for which the Executive’s employment under this Agreement is terminated for cause. All vested but unexercised and unvested stock options shall be voided and returned to the Corporation.
6.4 Termination Without Cause. The Corporation may terminate the Executive without cause. If the Executive’s employment is terminated by the Corporation without cause, the Corporation shall pay the Executive the sum of (a) his Base Salary for the remainder of the term of this Agreement or one year, whichever is shorter but in no event less than six (6) months, payable in accordance with the Corporation’s regular payroll practices, plus (b) any Accrued Obligations.
6.5 Accrued Obligations. All Accrued Obligations to be paid under Article 5.0 or this Article 6.0 shall be payable within 30 days after they are determinable, but in any event no later than the date that is 2 1/2 months following the close of the calendar year in which the termination of employment occurs..
6.6 Options. The parties hereby acknowledge that the Corporation does not, at the present time, have the authority under any stock option plan to grant all of the options that are provided for on Schedule B to this Agreement (the “Options”). The Corporation through the Board intends to request stockholder approval to amend the stock option plan of the Corporation to permit such grants (the “Plan Amendment”). In the event that the required Plan Amendment has not been obtained or the Options have not been delivered by on or prior to May 15, 2008, then the Executive shall have the right upon not less than 30 days prior written notice, at any time before such required steps have been taken, to terminate this Agreement. Such termination will be treated as a termination without cause under Section 6.4.
7.0 Change of Control.
7.1 Change of Control. As used in this Agreement, the term “Change of Control” means:
(a) Any acquisition or series of acquisitions by any person other than the Corporation, any of the subsidiaries of the Corporation, any employee benefit plan of the Corporation, or any of their subsidiaries, or any person holding common shares of the Corporation for or pursuant to the terms of such employee benefit plan, that results in that person becoming the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing 90% or more of either the then outstanding shares of the common stock of the Corporation or the combined voting power of the Corporation’s then outstanding securities entitled to then vote generally in the election of directors of the Corporation.
(b) Approval by the stockholders of the Corporation of: (i) a dissolution or liquidation of the Corporation; (ii) a sale of 90% or more of the assets of the Corporation, taken as a whole (with the stock or other ownership interests of the Corporation in any of its majority owned subsidiaries constituting assets of the Corporation for this purpose) to a person that is not an Affiliate of the Corporation (for purposes of this paragraph “sale” means any change of ownership); or (iii) an agreement to merge or consolidate or otherwise reorganize, with or into one or more persons that are not Affiliates of the Corporation, as a result of which less than 10% of the outstanding voting securities of the surviving or resulting entity immediately after any such merger, consolidation or reorganization are, or will be, owned, directly or indirectly, by stockholders of the Corporation immediately before such merger, consolidation or reorganization (assuming for purposes of such determination that there is no change in the record ownership of the Corporation’s securities from the record date for such approval until such merger, consolidation or reorganization and that such record owners hold no securities of the other parties to such merger, consolidation or reorganization), but including in such determination any securities of the other parties to such merger, consolidation or reorganization held by Affiliates of the Corporation.
(c) In the event that the Corporation engages in a major corporate transaction that does not constitute a Change of Control as defined in Section 7.1(a) and (b) but as a result of which the stockholders of the Corporation receive significant cash from, or the securities of, a third party, the Board will review in good faith whether such transaction should be treated as a Change of Control for purposes of Section 7.2 below.
7.2 Acceleration. Upon a Change of Control, the Executive shall be fully vested in any and all stock options (including, without limitation, all performance-based stock options) now or hereafter granted to the Executive upon the earliest to occur of the following: (a) the date of his termination of employment without cause by the Corporation (or, if applicable, any successor thereto) after, or at any time within three (3) months prior to, such Change of Control or (b) the date which is 180 days after such Change of Control. The Executive shall have the right to exercise all unexercised options, including those options vested in accordance with this Section

7.2, for a period of not less than twelve (12) months commencing on the date of a Change of Control.
8.0 Confidentiality. During the course of his employment as an executive officer of the Corporation, the Executive will have access to and will gain knowledge with respect to all of the lines of business of the Corporation, including product information, information concerning customers, brokers, suppliers and other valuable information relating to the development, manufacture, storage, shipment, marketing and sale of products of the Corporation (“Confidential Information”). The parties also agree that covenants by the Executive not to make unauthorized disclosures of the Confidential Information and not to use the Confidential Information after the termination of the Executive’s employment with the Corporation in a business in competition with that of the Corporation are essential to the growth and stability of the business of the Corporation. Accordingly, Executive agrees that, except as required by his duties under this Agreement, he or she shall not use or disclose to anyone at anytime during or after the term of this Agreement any Confidential Information obtained by him or her in the course of his employment with the Corporation. Notwithstanding the foregoing, if the Executive receives a subpoena or other compulsory legal process that requires disclosure of any Confidential Information, he shall notify the Corporation immediately, cooperate with the Corporation in seeking a protective order or confidential treatment and, subject to the foregoing, the Executive will not be deemed in violation of this Section 8 in the event of disclosure of Confidential Information in any such case.
9.0 Non-Competition.
9.1 During the term of this Agreement and for a period of 12 months after the date of the termination of this Agreement, the Executive agrees that he shall not directly or indirectly, for his own account or as agent, officer, director, trustee, consultant or shareholder of any corporation or a member of any firm or otherwise, anywhere in the United States engage or attempt to engage in any business activity which is the same as, substantially similar to or directly competitive with (a) the type of business of the Corporation in designing, developing and producing products intended to minimize radiation exposure and enhance surgical accuracy in fluoroscopically assisted medical procedures, (b) the Corporation’s generic inhalation pharmaceutical business involving enflurane, isoflurane, sevoflurane or desflurane or related products and/or (c) the Corporation’s conscious sedation business.
9.2 During the term of this Agreement and for a period of 12 months from the date of termination of this Agreement, the Executive agrees that he or she shall not, directly or indirectly, for his own account or as agent, employee, officer, director, trustee, consultant or shareholder of any corporation, or member of any firm or otherwise, employ or solicit the employment of any employee of the Corporation.
9.3 It is acknowledged and agreed by the Corporation that the Executive’s ownership of shares of a company which competes with the business of the Corporation shall not violate this Article 9.0 unless (a) the Executive also participates in the management of such company as an officer, director or consultant or (b) the Executive owns a controlling interest in such company.

9.4 The Executive acknowledges and agrees that the foregoing territorial and time limitations and restrictive covenants are reasonable and properly required for the adequate protection of the business and affairs of the Corporation, and in the event any such territorial or time limitation is found to be unreasonable by a court of competent jurisdiction, the Executive agrees and submits to the reduction of either said territorial or time limitation or both, to such an area or period as the court may determine to be reasonable.
9.5 Notwithstanding Sections 9.1-9.4, upon termination of employment the Executive will be permitted to continue to be engaged in the business described in Schedule A.2 to the extent that it does not conflict with the business of the Corporation.
10.0 Rights to Discoveries.
10.1 Subject to Section 10.2 hereof, the Executive agrees that all ideas, inventions, trademarks and other developments or improvements conceived, developed or acquired by the Executive, whether or not during working hours, at the premises of the Corporation or elsewhere, alone or with others, that are within the scope of the Corporation’s business operations or that relate to any work or projects of the Corporation (“Inventions”) shall be the sole and exclusive property of the Corporation. The Executive agrees to disclose promptly and fully to the Corporation all such Inventions, trademarks or other developments and, at the request of the Corporation, the Executive shall submit to the Corporation a full written report thereof regardless of whether the request for a written report is made after the termination of this Agreement. The Executive agrees that during the term of this Agreement and for 6 months thereafter, upon the request of the Corporation and at its expense, he shall execute and deliver any and all applications, assignments and other instruments which the Corporation shall deem necessary or advisable to transfer to and vest in the Corporation the Executive’s entire right, title and interest in and to all such Inventions, trademarks or other developments and to apply for and to obtain patents or copyrights for any such patentable or copyrightable ideas, inventions, trademarks and other developments.
10.2 The Corporation and the Executive agree that notwithstanding the provisions of Section 10.1, the Executive shall have no rights under the Corporation’s Patent and Invention Policy, including but not limited to the rights to any royalty payable thereunder.
11.0 Insurance. The Executive agrees that the Corporation, in its sole discretion, may apply for insurance coverage to be owned by it and for its benefit covering the Executive in any amounts deemed advisable by the Corporation, and the Executive waives any right, title or interest therein. The Executive agrees to submit to all required examinations and to execute, assign and deliver all applications and other documents necessary to effectuate such insurance coverage.
The Executive shall have the right to purchase from the Corporation, within 30 days after termination of this Agreement, all such policies of insurance covering him or her, at a price equal to the cash value of such policies, plus the unearned portion of any premiums, on the date of such termination. For purposes of this Article 11.0, “cash value” shall mean the net cash amount, after adjustment for credits and debits, at which such policies could be surrendered by the

Corporation on the date of such termination. Upon receipt of the purchase price, the Corporation shall deliver such policies to the Executive and shall execute all necessary instruments of transfer. The Executive shall have no further rights in any such policies not so purchased within such 30-day period.
12.0 Notices. All notices and other communications given pursuant to this Agreement shall be deemed to have been properly given or delivered if mailed, by certified mail, postage prepaid, addressed to the appropriate party, at the address for such party set forth at the beginning of this Agreement. Any party may from time to time designate by written notice given pursuant to this Article 12.0 any other address or party to which any such notice or communication or copies thereof shall be sent.
13.0 Equitable Relief. The Executive acknowledges that the Corporation will suffer damages incapable of ascertainment in the event that any of the provisions of Article 8.0, 9.0 or 10.0 hereof are breached and that the Corporation will be irreparably damaged in the event that the provisions of Articles 8.0, 9.0 and 10.0 are not enforced. Therefore, should any dispute arise with respect to the breach or threatened breach of Articles 8.0, 9.0 or 10.0 of this Agreement, the Executive agrees and consents, that in addition to any and all other remedies available to the Corporation, an injunction or restraining order or other equitable relief may be issued or ordered by a court of competent jurisdiction restraining any breach or threatened breach of Articles 8.0, 9.0 or 10.0 of this Agreement. The Executive agrees not to urge in any such action that an adequate remedy exists at law. All expenses, including, without limitation, attorney’s fees and expenses incurred in connection with any legal proceeding arising as a result of a breach or threatened breach of Articles 8.0, 9.0 or 10.0 of this Agreement shall be borne by the losing party to the fullest extent permitted by law and the losing party hereby agrees to indemnify and hold the other party harmless from and against all such expenses.
14.0 Miscellaneous. This Agreement shall be governed by the internal domestic laws of the State of New York without reference to conflict of laws principles. This Agreement shall be binding upon and inure to the benefit of the legal representatives, successors and assigns of the parties hereto (provided, however, that the Executive shall not have the right to assign this Agreement in view of its personal nature). All headings and subheadings are for convenience only and are not of substantive effect. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior negotiations, understandings and writings (or any part thereof) whether oral or written between the parties hereto relating to the subject matter hereof. There are no oral agreements in connection with this Agreement. Neither this Agreement nor any provision of this Agreement may be waived, modified or amended orally or by any course of conduct but only by an agreement in writing duly executed by both of the parties hereto. If any article, section, portion, subsection or subportion of this Agreement shall be determined to be unenforceable or invalid, then such article, section, portion, subsection or subportion shall be modified in the letter and spirit of this Agreement to the extent permitted by applicable law so as to be rendered valid and any such determination shall not affect the remainder of this Agreement, which shall be and remain binding and effective as against all parties hereto.
15.0 Code §409A Compliance.

15.1 Savings Clause. Notwithstanding any other provision in this Agreement, to the extent that any amounts payable under this Agreement (a) are subject to §409A of the Internal Revenue Code of 1986, as amended (the “Code”) and (b) the time or form of payment of those amounts would not be in compliance with Code §409A, then payment of those amounts will be made at such time and in such a manner that the payment will be in compliance with Code §409A. If the time or form of payment cannot be modified in such a way as to be in compliance with Code §409A, then the payment will be made as otherwise provided in this Agreement, disregarding this Section.
15.2 Six Month Delay. Notwithstanding any other provision in this Agreement, if the Executive is a “specified employee,” within the meaning of Code §409A, and if any benefit payable under this Agreement is subject to Code §409A and is payable to the Executive solely because the Executive has “separated from service,” within the meaning of Code §409A, no such benefit will be paid prior to the date that is six months after the date of the Executive’s separation from service (or, if earlier, the date of the Executive’s death). Payments to which the Executive would otherwise be entitled during the first six months following the date of the Executive’s separation from service will be accumulated and paid on the day that is six months after the date of the Executive’s separation from service.
15.3 409A Liability Limitation. Amounts payable under this Agreement are intended to comply with the rules of Code §409A and will be construed accordingly. However, the Corporation will not be liable to the Executive or any beneficiary of the Executive with respect to any adverse tax consequences arising under Code §409A or other provision of the Code as a result of payments made under this Agreement.
16.0 Arbitration. The Executive and the Corporation agree that, except as contemplated by Article 13.0 for any action or proceeding to enforce Articles 8.0, 9.0 and 10.0 hereof, any dispute or controversy arising out of, relating to, or in connection with this Agreement or the termination thereof, or the interpretation, validity, construction, performance, breach, or termination thereof, shall be settled by expedited, binding arbitration to be held in Buffalo, New York in accordance with the National Rules for the Resolution of Employment Disputes then in effect of the American Arbitration Association (the “Rules”). The arbitrator may grant injunctions or other relief in such dispute or controversy. The decision of the arbitrator shall be final, conclusive and binding on the parties to the arbitration. Judgment may be entered on the arbitrator’s decision in any court having jurisdiction.
The arbitrator(s) shall apply New York law to the merits of any dispute or claim, without reference to rules of conflicts of law. The arbitration proceedings shall be governed by federal arbitration law and by the Rules, without reference to state arbitration law.
THE EXECUTIVE HAS READ AND UNDERSTANDS THIS SECTION, WHICH DISCUSSES ARBITRATION. EXECUTIVE UNDERSTANDS THAT BY SIGNING THIS AGREEMENT, EXECUTIVE IS AGREEING TO SUBMIT ANY CLAIMS ARISING OUT OF, RELATING TO, OR IN CONNECTION WITH THIS AGREEMENT, OR THE INTERPRETATION, VALIDITY, CONSTRUCTION, PERFORMANCE, BREACH OF TERMINATION THEREOF, TO BINDING ARBITRATION, AND THAT THIS ARBITRATION CLAUSE CONSTITUTES A WAIVER OF EXECUTIVE’S RIGHT TO A

JURY TRIAL AND RELATES TO THE RESOLUTION OF ALL DISPUTES RELATING OT ALL ASPECTS OF THE EMPLOYER/EMPLOYEE RELATIONSHIP, INCLUDING BUT NOT LIMITED TO, STATUTORY DISCRIMINATION CLAIMS.
[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

David DiGiacinto (Executive)

MINRAD INTERNATIONAL, INC.

By

Charles R. Trego, Jr., Chief Financial Officer

SCHEDULES
TO
EMPLOYMENT AGREEMENT
Schedule A (Exceptions to full time employment, etc.):
1.	The Executive will be permitted to provide limited consulting work for Spencer Trask (and its affiliates) so long as it does not interfere or conflict with the business of the Company, but in any event not more than 10 hours per month.

2.	The Executive may continue to serve as a Director or business advisor for the following corporations so long as such service does not interfere or conflict with the business of the Company:

Gusmer Enterprises, Inc.

Vyteris, Inc.

Penn Sheet Metal, Inc.

BETHNY Enterprise Inc. (Executive is sole shareholder)

SMART
Schedule B (Options):
1.	The Executive will be granted the following options to purchase shares of the Corporation’s common stock:

	No. of Shares	Vesting Conditions
(a)	317,500 Shares	Continued employment through September 30, 2008
(b)	635,000 Shares	1/18 (or .0556%) of the aggregate options vest each month of continued employment from October, 2008 through March, 2010
(c)	1,111,250 Shares	Vest under the following conditions:
(c)(i) upon a Change of Control, as defined in Section 7.1, in a transaction having a valuation of $4.00 per share or greater;
and/or
(c)(ii) 317,5000 shares upon the Company reporting positive cash flow for two consecutive quarters; and 158,750 shares upon the Company reporting positive cash

No. of Shares	Vesting Conditions
flow for each subsequent fiscal quarter during the term of the agreement; provided, however, that any options that vest under (c)(ii) will reduce any options that vest under (c)(i).
2.	Exercise Price: closing/last price on March 24, 2008

3.	All options will be subject to the stock option plan of the Corporation under which they are granted (including the form of stock option agreement designated by the Corporation), except as otherwise provided herein.